UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2017

STRATA SKIN SCIENCES, INC.
(Exact Name of Registrant Specified in Charter)
Delaware	000-51481	13-3986004
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement
On June 6, 2017, STRATA Skin Sciences, Inc. (the "Company") entered into a Securities Exchange Agreement (the "Agreement") with the holders of its 2.25% Senior Series A Secured Convertible Debentures due June 30, 2021 and 4% Senior Secured Convertible Debentures due July 30, 2021, pursuant to which the holders have agreed to exchange all of such debentures with an aggregate principal amount of approximately $40.6 million into 40,617 shares of newly created Series C Convertible Preferred Stock.  In addition to eliminating approximately $40.6 million of senior secured debt, the exchange will also eliminate the Company's obligation to pay approximately $4.0 million of interest payments over the next four years.  The closing of the exchange, and the elimination of such senior debt, will occur within two business days of the approval of the Company's stockholders of the exchange, including the issuance of the shares of common stock issuable upon conversion of the shares of preferred stock, subject to customary closing conditions.  The Company's Series C Convertible Preferred Stock to be issued pursuant to the Agreement will have the rights, preferences and privileges set forth in the Certificate of Designation, in the form of Exhibit A to the Agreement.
Other than the limitations on conversions to keep each such holders beneficial ownership below 9.99%, the terms of the Series C Convertible Preferred Stock generally bestow the same rights to each holder as such holder would receive if they are common stock shareholder and are not redeemable by the holders.  Each share of Series C Convertible Preferred Stock has a stated value of $1,000 and is convertible into shares of common stock at a conversion price equal to $2.69.
The foregoing descriptions of the Agreement and the Certificate of Designations are subject to, and qualified in their entirety by, such documents attached hereto as Exhibit 10.1, which is incorporated by reference as if fully set forth herein.
The Company issued a press release in connection with the execution of the Agreement, which press release is attached hereto as Exhibit 99.1.

Additional Information and Where to Find It

This press release may be deemed solicitation material in respect of the proposed issuance of preferred stock in the exchange for the convertible debentures and the subsequent conversion of those shares of preferred stock into common stock of the Company, which is subject to stockholder approval.  The Company intends to file with the Securities and Exchange Commission (the "SEC") and mail to its stockholders a definitive proxy statement in connection with the proposed transaction.  This press release does not constitute a solicitation of any vote or approval.  THE COMPANY'S STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STRATA AND THE PROPOSED TRANSACTION.  Investors and stockholders may obtain a free copy of the proxy statement and other documents filed with the SEC, when they become available, from the SEC's website at www.sec.gov or by accessing the Company's website at www.strataskinsciences.com.

Certain Information Concerning Participants

The Company, its directors, executive officers and certain other members of management and employees of STRATA may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the proposed exchange transaction.  Information about such persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders of the Company in connection with the proposed transaction, and any interest they may have in the proposed transaction, will be set forth in the definitive proxy statement when it is filed with the SEC, which may be obtained as indicated above.  Investors and stockholders can find additional information about the Company's directors and executive officers in the Company's annual report on Form 10-K, which the Company filed with the SEC on March 13, 2017.

Safe Harbor Statement
Statements in this report that are not strictly historical in nature constitute "forward-looking statements." Such statements include, but are not limited to, the Company's issuance of securities, the closing of the transaction and the conversion of debt into equity. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Item 9.01.          Financial Statements and Exhibits.

Exhibit No          Exhibit Description
10.1          Securities Exchange Agreement dated June 6, 2017
99.1          Press Release dated June 7, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STRATA SKIN SCIENCES, INC.
By:	/s/ Christina Allgeier
Christina Allgeier
Chief Financial Officer

Date June 7, 2017

Exhibit Index

Exhibit No.          Exhibit Description
10.1          Securities Exchange Agreement dated June 6, 2017
99.1          Press Release dated June 7, 2017